Exhibit 23.3

Date: October 13, 2021

To: CN ENERGY GROUP. INC.

Building 1-B, Room 303, No. 268 Shiniu Road

Liandu District, Lishui City, Zhejiang Province

The People’s Republic of China

Dear Mesdames/Sirs,

We consent to the references to our firm under the mentions of “PRC Counsel” in connection with the registration statement of CN ENERGY GROUP. INC. (the “Company”) on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), initially filed by the Company with the Securities and Exchange Commission (the “SEC”) on September 10, 2021 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the U.S. Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Chaoqun Tu

Chaoqun Tu

Attorney at Law

Yingke Wuxi Law Firm